EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NETWORK-1 ANNOUNCES ACQUISITION OF PATENT PORTFOLIO FROM MIRROR WORLDS

New York, New York - May 22, 2013-- Network-1 Security Solutions, Inc. (OTC BB: NSSI), a company engaged in the acquisition, development, licensing, and monetization of intellectual property, today announced that its newly formed subsidiary, Mirror Worlds Technologies, LLC, has acquired all of the patents previously owned by Mirror Worlds, LLC (the “Patent Portfolio”).

The newly acquired Patent Portfolio includes 9 issued United States patents and 5 pending applications covering foundational technologies that enable unified search and indexing, displaying and archiving of documents in a computer system.

The inventions described in the Patent Portfolio resulted from the work done by Yale University computer scientist, Professor David Gelernter, and his then graduate student, Dr. Eric Freeman, in the mid-1990s. Certain aspects of these inventions were commercialized in their company’s product offering called “Scopeware.”  Scopeware received extensive media accolades when introduced to the public in 2001, and technologies embodied in Scopeware are now common in various computer and web- based operating systems.

“Professor Gelernter and Dr. Freeman developed an extremely valuable portfolio of pioneering inventions relating to document stream operating systems that have become common in today’s computing and Internet environments,” said Corey M. Horowitz, Chairman and CEO of Network-1.  “Importantly, some of the claims of the patents have been vigorously tested in the courtroom and the U.S. Patent Office and have been repeatedly validated,” he continued. “We look forward to continuing the efforts undertaken by Mirror Worlds to license these technologies to those making use of them.”

Several patents in the Patent Portfolio were the subject of litigation in Mirror Worlds, LLC v. Apple, Inc. (“Apple”) (No. 6:08-cv-00088).  On October 1, 2010, a jury returned a verdict in that action in favor of Mirror Worlds upholding the validity of the three patents tried in the case (U.S. Patent Nos. 6,006,227, 6,638,313, and 6,725,427), and finding that Apple had willfully infringed each of these patents.  Further, the jury awarded Mirror Worlds $208.5 million in damages for each of these patents.

After the trial, the district court vacated the jury verdict on infringement, and concluded that Mirror Worlds failed to present sufficient evidence of direct or indirect infringement.  While the infringement, willfulness and damages verdicts were vacated at the trial level, the jury’s validity verdicts were not overturned. The validity of the ‘227Patent has also been reaffirmed by the U.S. Patent and Trademark Office since the trial in reexamination proceedings initiated by Apple resulting in two re-examination certificates which further validates that patent.

On appeal, a divided panel of the Federal Circuit Court of Appeals upheld the district court ruling overturning the jury verdict on direct and indirect infringement. This decision, with respect to the ‘227 Patent, was based on evidentiary grounds.  In its opinion, the Court stated that “the use of Spotlight to search for documents on a computer that has sent  and received documents (via e-mail, for example) and  generates time ordered search results infringes claim 13 [of the ‘227 patent].” The Court held, however, that Mirror Worlds had failed to introduce sufficient evidence that Apple or its customers had actually used the accused programs in an infringing manner during the relevant time period.

Mirror Worlds recently filed a Petition for Certiorari to the Supreme Court of the United States appealing the decisions of the district court and Federal Circuit Court of Appeals.  Network-1, through its wholly owned subsidiary, Mirror Worlds Technologies, LLC, will be filing a petition to the Supreme Court to intervene as the new owner of the patents in suit.

The consideration paid by Network-1 to Mirror Worlds, LLC for the Patent Portfolio consisted of (i) $3,000,000 in cash, (ii) 5-year warrants to purchase 875,000 shares of common stock of Network-1 at $1.40 per share, and (iii) 5-year warrants to purchase 875,000 shares of Network-1 at $2.10 per share.

As part of the acquisition, Network-1 also entered into an agreement with Recognition Interface, LLC (“Recognition”), a New York based investment partnership that financed the commercialization of the Patent Portfolio prior to its sale to Mirror Worlds,  LLC  and  also  retained  an  interest  in  the  licensing proceeds  of  the  Patent Portfolio held by Mirror Worlds, LLC.  Pursuant to the terms of the agreement with Network-1, Recognition received (i) 5-year warrants to purchase 250,000 shares of Network-1 common  stock  at  $1.40  per  share,  and  (ii)  5-year  warrants  to  purchase 250,000 shares of Network-1 common stock at $2.10 per share.  Recognition also has the right to designate one member of the Board of Directors of Mirror World Technologies that consists of three members.   Recognition’s initial designee is Frank Weil, the Chairman of Abacus and Associates, Inc., a private investment firm in New York, N.Y. Mr. Weil headed the International Trade Administration of the United States Department of Commerce from 1977-1979.  He was Chairman of the Finance Committee and Chief Financial Officer of the investment firm of Paine Webber Inc. from 1972-1977.    Mr. Weil  first  met  Professor  Gelernter  in  the  mid  1990’s  and  assisted  in  the  early development and financing of Mirror Worlds and its Scopeware product offering.

Recognition also received from Network-1 an interest in the net proceeds realized from the monetization of the Patent Portfolio as follows: (i) 10% of the first $125 million of net proceeds, (ii) 15% of the next $125 million of net proceeds, (iii) and 20% of any portion of the net proceeds in excess of $250 million.

In addition, Abacus and Associates, Inc., an investment entity affiliated with Recognition, received a 60-day warrant to purchase 500,000 shares of Network-1 common stock at $2.05 per share. In the event such warrants are exercised in full, Network-1 will issue to Recognition warrants to purchase 250,000 shares of Network-1 common stock consisting of (i) warrants to purchase 125,000 at an exercise price of $1.40 per share, and (ii) warrants to purchase 125,000 shares at an exercise price of $2.10 per share.

ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies.  It currently owns 19 patents covering various telecommunications and data networking technologies and technologies relating to document stream operating systems and the identification of media content.  Network-1 currently has sixteen license agreements with respect to its Remote Power Patent, which include, among others, license agreements with Cisco Systems, Inc., Cisco Linksys, Inc., Extreme Networks, Inc., Netgear Inc., Motorola Solutions, Inc., Allied Telesis, Inc., NEC Corporation and several other data networking vendors.  The Remote Power Patent covers the remote delivery of power over Ethernet networks.  The Remote Power Patent was granted by the U.S. Office of Patents and Trademarks on April 21, 2001 and expires on March 11, 2020. In addition, Network-1 seeks to acquire additional intellectual property assets and enter into strategic relationships with third parties to monetize their intellectual property assets.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of  the Private  Securities Litigation Reform  Act of  1995. These statements address future events and conditions concerning Network-1’s business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1’s Annual Report on Form 10-K for the year ended December 31, 2012 including, among others, the continued validity of Network-1’s Remote Power Patent, the ability of Network-1 to enter into additional license agreements, the ability of Network-1 to receive significant royalties from its existing license agreements, the uncertainty of patent litigation, risks related to the reexamination of Network-1’s Remote Power Patent by the United States Patent and Trademark Office, Network-1's ability  to  achieve revenues and profits from its intellectual property or the intellectual property of its strategic  partners,  Network-1's ability  to  execute its  strategy  to  acquire  additional patents or enter into strategic  relationships with third parties  to license or otherwise monetize their intellectual property, the continued viability of the PoE market, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-
1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.